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EXHIBIT 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

Incorporated in Portugal

TMN—Telecomunicações Móveis Nacionais, S.A.
PT Móveis, SGPS, S.A.
PT Multimédia—Serviços de Telecomunicaçõs e Multimédia, SGPS, S. A.
PT Multimédia.com, SGPS, S.A.
TV Cabo Portugal, S.A.
Lusomundo Audiovisuais, S.A.
Lusomundo Cinemas, S.A.
Lusomundo Media, SGPS, S.A.
PT Prime, SGPS, S.A.
PT Prime—Soluções Empresariais de Telecomunicações e Sistemas, S.A.
PT Comunicações, S.A.
PT Corporate, S.A.
PT Ventures, SGPS, S.A.
PT Sistemas de Informação, S.A.
Portugal Telecom Inovação, S.A.
PT Serviços de Gestão, S.A.
PT Compras—Serviços de Consultoria e Negociação, S.A.
PT Contact—Telemarketing e Serviços de Informação, S.A.
Portugal Telecom Brasil, S.A.

Incorporated in Brazil

Telesp Celular Participações S.A.
Tele Sudeste Celular Participações S.A.
Tele Leste Participações, S.A.
CRT Celular Participações S.A.
Tele Centro Oeste Participações S.A.
Global Telecom, S.A.

Incorporated in the Netherlands

Brasilcel N.V.

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  EXHIBIT 8.1
LIST OF SIGNIFICANT SUBSIDIARIES